UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2016, Spindle, Inc.’s (the “Company”) Board of Directors (the “Board”) approved a renewal of the consulting agreement for R. Glenn Bancroft, a member of the Board (the “Consulting Agreement”). The Consulting Agreement was previously filed and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the Board appointed Mr. Francis Knuettel as Chairman of the Board (“Chairman”).  Mr. Knuettel is to be issued ten thousand (10,000) shares of the Company’s restricted common stock per month for three years as long as Mr. Knuettel remains Chairman. The Board also approved the issuance of one hundred thousand (100,000) shares of the Company’s restricted common stock to assist the Company’s officers with the Company’s filings with the Securities and Exchange Commission pursuant to a Consulting Services Agreement (the “Agreement”) effective July 1, 2016. The foregoing summary of the Agreement is qualified in its entirety by reference to the full text thereof, which is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

On June 16, 2016, the Board added Mr. Bates to the Nominating Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Services Agreement, dated May 1, 2013, between Spindle, Inc. and R. Glenn Bancroft.(1)
10.2	Consulting Services Agreement, effective July 1, 2016, between Spindle, Inc. and Camden Capital, LLC.

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on February 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.

Date: June 30, 2016	By:	/s/ John Devlin
Name: John Devlin
Title: Interim Chief Financial Officer

3